SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                           FORM 8-K

                        CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)    December 17, 1996


                     Berry Petroleum Company
      (Exact name of registrant as specified in its charter)


Delaware                   1-9735                      77-0079387
(State or other         (Commission                  IRS Employer
jurisdiction of          File Number)             Identification No.
incorporation)


       28700 Hovey Hills Road,   P.O. Bin X,  Taft, CA 93268
            (Address of principal executive offices)


Registrant's telephone number, including area code (805) 769-8811


                              N/A
 (Former name or former address, if changed since last report)

Item 6.   Resignation of Registrant's Chairman of the Board of
            Directors

     Mr. Harvey L. Bryant, Chairman of the Board and Director of Berry Petroleum Company, will resign those positions effective March 21, 1997. Mr. Bryant's resignation is not related to any disagreement with the Company on any matter related to the Company's operations, policies or practices.

     The Board of Directors has appointed Mr. Jerry V. Hoffman, Berry's current President and Chief Executive Officer, to replace Mr. Bryant as Chairman of the Board of Directors upon Mr. Bryant's retirement. Mr. Hoffman has been President and Chief Executive Officer since May of 1994 when Mr. Bryant retired from those positions.







                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 1996       BERRY PETROLEUM COMPANY,
                              a Delaware corporation

                              /s/ Kenneth A. Olson

                              By: Kenneth A. Olson
                                  Corporate Secretary/Treasurer